UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

June 29, 2006

Date of Report (date of earliest event reported)

ACTUATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 837-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 13, 2006, Actuate Corporation received a comment letter from the Securities and Exchange Commission (the “Commission”) requesting several clarifications or additions to its disclosures on certain recent filings with the Commission. These filings included Form 10-K for the fiscal year ended December 31, 2005 and Forms 8-K filed on January 5, 2006 and January 31, 2006 (the “Filings”).

Actuate Corporation filed a response to the Commission’s comments on May 18, 2006. On June 9, 2006, the Commission requested certain supplemental information regarding the Filings. Actuate Corporation responded to the Commission’s supplemental request on June 16, 2006. By letter dated June 27, 2006 and received on June 29, 2006, the Commission informed Actuate Corporation that it has completed review of the Filings and does not at this time have any further comments.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUATE CORPORATION
(Registrant)
Date: July 5, 2006
/s/ Daniel A. Gaudreau
Daniel A. Gaudreau
Chief Financial Officer and Senior Vice President, Operations